Registration No. 333 - __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

Terra Tech Corp.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	26-3062661
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2040 Main Street, Suite 225

Irvine, California 92614

(Address, Including Zip Code, of Principal Executive Offices)

Terra Tech Corp. Amended and Restated 2018 Equity Incentive Plan

 (Full Title of the Plan)

Michael Nahass, President

Terra Tech Corp.

2040 Main Street, Suite 225

Irvine, California 92614

(855) 447-6967

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a) (2) B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price (2)		Amount of Registration Fee
Common Stock, $.001 par value	6,400,000 shares	0.3505	(2)	2,243,200	(2)	$291.17	(2)

__________

(1)

The number of shares of common stock, par value $.001 per share (“Common Stock”), stated above consists of: (i) an aggregate of 6,400,000 shares of Common Stock which may be sold upon the exercise of options or issuance of stock-based awards which have been granted and/or may hereafter be granted under the Terra Tech Corp. Amended and Restated 2018 Equity Incentive Plan (the “Amended and Restated 2018 Plan). The maximum number of shares which may be sold pursuant to the Amended and Restated 2018 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Amended and Restated 2018 Plan . Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock-based awards have not yet been granted and the purchase price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the OTC Markets Group, Inc.’s OTCQX tier as of a date (October 1, 2019) within five business days prior to filing this Registration Statement. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share		Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the Amended and Restated 2018 Plan	3,500,000	$0.3505	(2)(i)	$1,226,750

Shares reserved for future grant under the Amended and Restated 2018 Plan	2,900,000	$0.3505	(2)(ii)	$1,016,450
Proposed Maximum Aggregate Offering Price				$2,243,200

Registration Fee				$291.17

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Amended and Restated 2018 Plan. The documents containing the information specified in Part I will be delivered to the participants in the Amended and Restated 2018 Plan as required by Rule 428(b)(1) under the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 15, 2019.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 9, 2019.

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the Commission on August 8, 2019.

(d) The Registrant’s Current Reports on Form 8-K as filed with the Commission on January 3, 2019, January 28, 2019, February 28, 2019, March 4, 2019, March 8, 2019, March 11, 2019, March 12, 2019, March 15, 2019, March 19, 2019, March 29, 2019, April 3, 2019, April 8, 2019, May 3, 2019, May 6, 2019, May 9, 2019, May 10, 2019, May 14, 2019, May 15, 2019, May 29, 2019, June 11, 2019, June 13, 2019, June 24, 2019, June 26, 2019, July 2, 2019, July 5, 2019, July 9, 2019 and July 29, 2019 (other than any portions thereof deemed furnished and not filed).

(e) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-54258) filed with the Commission on January 25, 2011, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

Chapter 78 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Also, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding specified in NRS Section 78.7502, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged, after exhaustion of all appeals, to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Articles of Incorporation provide that our officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director, except for any liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300. We also have contractual indemnification obligations under indemnification agreements with our directors which, among other things, provide that we will indemnify our directors to the fullest extent permitted under Nevada law. Further, we may have contractual indemnification obligations under future employment agreements with our officers or other future agreements entered into with our directors, officers, employees, or agents.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit Number	Exhibit Description
4.1	Copy of Specimen of Common Stock Certificate.(incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-8, filed with the Commission on March 6, 2019).
4.2

Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.3

Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.4

Certificate of Change of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.5

Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.6

Certificate of Designation of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.7

Amended and Restated Certificate of Designation of the Registrant (incorporated by reference to Exhibit 4.2 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.8

Amendment to Certificate of Designation (incorporated by reference to Exhibit 3.7 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.9

Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.8 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.10

Amendment to Certificate of Designation (incorporated by reference to Exhibit 3.9 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.11

Amendment to Certificate of Designation (incorporated by reference to Exhibit 3.10 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.12

Amended Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, filed with the Commission on November 8, 2018).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.
23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).
23.2*	Consent of Macias Gini & O’Connell LLP.
23.3*	Consent of Marcum LLP
24.1*	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).
99.1	Terra Tech Corp. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.23 to Registrant’s Annual Report on Form 10-K filed with the Commission on March 29, 2016).
99.2*	Form of Stock Option Agreement- 2016 Equity Incentive Plan.
99.3	Terra Tech Corp. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K, filed with the Commission on December 17, 2018).
99.4	Form of Stock Option Agreement - Employee (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K, filed with the Commission on December 17, 2018).
99.5	Form of Stock Option Agreement - Executive Officer (incorporated by reference to Exhibit 10.3 to Registrant’s Current Report on Form 8-K, filed with the Commission on December 17, 2018).
99.6	Form of Stock Option Agreement - Director (incorporated by reference to Exhibit 10.4 to Registrant’s Current Report on Form 8-K, filed with the Commission on December 17, 2018).
99.7	Terra Tech Corp. Amended and Restated 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K, filed with the Commission on June 26, 2019).
99.8	Form of Stock Option Agreement - Employee (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K, filed with the Commission on June 26, 2019).
99.9	Form of Stock Option Agreement - Executive Officer (incorporated by reference to Exhibit 10.3 to Registrant’s Current Report on Form 8-K, filed with the Commission on June 26, 2019).
99.10	Form of Stock Option Agreement - Director (incorporated by reference to Exhibit 10.4 to Registrant’s Current Report on Form 8-K, filed with the Commission on June 26, 2019).

_______

* Filed herewith.

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California on October 4, 2019.

Terra Tech Corp.

By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Derek Peterson and Michael A. Nahass, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Terra Tech Corp., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Derek Peterson	Chief Executive Officer	October 4, 2019
Derek Peterson	(Principal Executive Officer) and Director

/s/ Michael A. Nahass	President, Chief Operating Officer,	October 4, 2019
Michael A. Nahass	Secretary, Treasurer and Director

/s/ Michael James	Chief Financial Officer	October 4, 2019
Michael James	(Principal Accounting Officer and Principal Financial Officer)

/s/ Alan Gladstone	Director	October 4, 2019
Alan Gladstone

/s/ Steven J. Ross	Director	October 4, 2019
Steven J. Ross

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